QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

April 7, 2003

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Unity Bancorp, Inc. (the "Company") to be held on May 15, 2003 at 6:00 p.m. at the Stanton Ridge Golf and Country Club, 25 Clubhouse Drive, Whitehouse Station, New Jersey.

        At the Annual Meeting, shareholders will be asked to consider and vote upon:

1.
The election of the three (3) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee.

2.
Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

        The space is limited for the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

        Your cooperation is appreciated since a majority of the common stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares of Company common stock will be represented. In addition, please be kind enough to note on the proxy card whether or not you intend to be present at the Annual Meeting.

        On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

DAVID D. DALLAS
Chairman of the Board

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2003

        Notice is hereby given that the 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Unity Bancorp, Inc. (the "Company") will be held at the Stanton Ridge Golf and Country Club, 25 Clubhouse Drive, Whitehouse Station, New Jersey, on May 15, 2003 at 6:00 p.m. for the purpose of considering and voting upon the following matters:

  1.
  The election of directors Charles Loring, Frank Ali and Mark S. Brody to serve as directors of the Company for the terms set forth in the accompanying proxy statement; and

  2.
  Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

        Shareholders of record at the close of business on March 14, 2003 are entitled to notice of, and to vote at, the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

        All shareholders are cordially invited to attend the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

DAVID D. DALLAS Chairman of the Board

April 7, 2003
Clinton, New Jersey

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2003

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the "Company") of proxies to be voted at the Company's 2003 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on May 15, 2003, and at any meeting following postponement or adjournment of the Annual Meeting.

        You are cordially invited to attend the Annual Meeting, which will begin at 6:00 p.m. local time. The Annual Meeting will be held at the Stanton Ridge Golf and Country Club, 25 Clubhouse Drive, Whitehouse Station, New Jersey. Shareholders will be admitted beginning at 5:00 p.m. local time.

        The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about April 7, 2003, to persons who were Unity Bancorp shareholders at the close of business on    March 14, 2003, the record date for the Annual Meeting.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

        You are entitled to vote at the Annual Meeting all shares of Unity Bancorp's common stock, no par value per share (the "Common Stock"), that you held as of the close of business on the record date. Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

        On March 15, 2003, there were 5,393,441 shares of Common Stock outstanding.

        In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is the Record Holder?

        You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

        If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you. If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

        Record Holders:

  •
  By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on May 15, 2003.

  •
  By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares of Common Stock in person.

Stock Held by Brokers, Banks and Nominees

        If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

        If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 14, 2003.

        The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

        A quorum is required to transact business at the Annual Meeting. The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

        If a quorum is present, a plurality of votes cast at the Annual Meeting is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement.

How Are Votes Counted?

        All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: "for" the nominees for Director.

        Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

        You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

Who Will Pay the Expenses of Proxy Distribution?

        Unity Bancorp will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and the NASD, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS

        In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors has fixed the number of directors constituting the Board at 11. The Board of Directors is divided into three classes. One class is elected each year for a term of three years.

        Three Directors will be elected at this Annual Meeting to serve for a three-year term expiring at the Company's Annual Meeting in 2006. The Board has nominated Charles S. Loring, Frank Ali and Dr. Mark S. Brody to fill these positions. Each of the nominees is a current member of the Company's Board of Directors. You can find information about the nominees below.

        The persons named in the enclosed proxy card will vote such proxy "for" the election of each of the nominees named above unless you indicate that your vote should be withheld. If elected, each nominee will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of the nominees has indicated to the Company that he will serve if elected. The Company does not anticipate that any of the nominees will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

        The Board of Directors has nominated and recommends a vote FOR the election of Mr. Loring, Mr. Ali and Dr. Brody.

Information with Respect to the Nominees and Continuing Directors

Table I—Nominees for 2003 Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires
Frank Ali, 70 Director	Entrepreneur and Real Estate Developer, Pittstown, NJ	2002	2006
Dr. Mark S. Brody, 50 Director	V.P. and Registered Principal, Planned Financial Programs, Inc., a NASD registered broker/dealer; Proprietor of Financial Planning Analysts, (a financial planning firm in Melville, NY); Non- practicing Physician	2002	2006
Charles S. Loring, 60 Director	Owner, Charles S. Loring, Certified Public Accountant	1990	2006

Table II—Directors of the Company Whose Terms Continue
Beyond this Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2)	Term Expires
Donna S. Butler(3), 43 Director	Attorney at Law (Admitted in NJ & NY); Homemaker	2001	2004
David D. Dallas(4), 47 Chairman	Chairman of the Company and the Bank; Chief Executive Officer of Dallas Group of America, Inc. (Chemicals)	1990	2005
Robert H. Dallas(4), II, 56 Director	President of Dallas Group of America, Inc. (Chemicals)	1991	2005
Peter P. DeTommaso, 77 Director	Retired President of Home Owners Heaven, Inc. (Hardware and Lumber Retail)	1991	2005
Anthony J. Feraro, 55, President and Director	President and Chief Executive Officer of the Company and the Bank	2000	2004
James A. Hughes, 44, Chief Financial Officer and Director	Executive V.P. and Chief Financial Officer of the Company and the Bank	2002	2004
Samuel Stothoff, 70 Director	President of Samuel Stothoff Co., Inc.,Flemington, NJ (Well Drilling)	1991	2005
Allen Tucker(3), 76 Vice-Chairman	President, Tucker Enterprises Real Estate Builder & Investor	1995	2004

(1)
Each director of the Company is also a director of Unity Bank, a wholly owned subsidiary of the Company (the "Bank").
(2)
Includes prior service on the Board of Directors of the Bank.
(3)
Donna S. Butler is the daughter of Allen Tucker.
(4)
David D. Dallas and Robert H. Dallas, II are brothers.

        No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Meetings of the Board of Directors and Committee Meetings

        During the fiscal year ended December 31, 2002, the Board of Directors of the Company held 14 meetings. During the fiscal year ended December 31, 2002, no director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such director served.

        The Company maintains an Audit Committee of the Board of Directors, which consisted of Messrs. Ali, Brody, Loring and Tucker during the fiscal year ended December 31, 2002. The Audit Committee met ten times in 2002. The functions of the Audit Committee are described in the Report of the Audit Committee below. The Board has determined that Mr. Loring is an "audit committee financial expert" as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K and that Mr. Loring is "independent" for purposes of NASDAQ listing standards.

        During 2002, the entire Board of Directors of the Company performed the equivalent functions of a compensation committee with regard to executive compensation.

        The Company does not maintain a separate Nominating Committee. The full Board of Directors acts as a Nominating Committee.

Report of the Audit Committee

        The Audit Committee meets periodically to consider the adequacy of the Company's financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company's independent auditors and the Company's internal auditors, who have unrestricted access to the Audit Committee.

        All Directors who serve on the Audit Committee are "independent" for purposes of NASDAQ listing standards. The Board has adopted a written charter for the Audit Committee setting forth the audit-related functions that the Audit Committee is to perform. A copy of the Charter was attached as an exhibit to the Company's Proxy Statement for the 2001 Annual Meeting.

        In connection with this year's financial statements, the Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's officers and KPMG LLP, the Company's independent auditors. We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). We also have received the written disclosures and letters from KPMG LLP, that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with representatives of KPMG LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form     10-K for the fiscal year ended December 31, 2002 for filing with the U.S. Securities and Exchange Commission.

Charles S. Loring, Chairman
Frank Ali
Mark Brody
Allen Tucker

Compensation of Directors

        Directors of the Company do not receive cash compensation for their service on the Company's Board of Directors. However, Directors do receive cash compensation for their service on the Board of Directors of the Bank. Directors receive $500 for attendance at each Bank Board of Directors meeting, and between $150 and $250 for attendance at each Bank Committee meeting. In addition, Directors are eligible to participate in the Company's various stock bonus and stock option plans. During 2002, no members of the Company's Board of Directors received grants of Common Stock under the Company's stock bonus plans. During 2002, a total of 47,250 options to purchase shares of Common Stock were granted to non-employee Directors at an exercise price of $6.44 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following tables set forth, as of *March 15, 2003, certain information concerning the ownership of shares of the Company's Common Stock by (i) each person who is known by us to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
Frank Ali, Director	23,050(3)	0.43%
Mark S. Brody, Director	378,279(4)	7.01%
Donna S. Butler, Director	27,676(5)	0.51%
David D. Dallas, Chairman	767,498(6)	14.13%
Robert H. Dallas, II, Director	735,831(7)	13.55%
Peter P. DeTommaso, Director	206,808(8)	3.81%
Charles S. Loring, Director	197,280(9)	3.63%
Samuel Stothoff, Director	221,856(10)	4.09%
Allen Tucker, Director	153,892(11)	2.83%
Michael T. Bono, Exec. V.P. and Chief Retail Officer	44,692(12)	0.82%
Michael F. Downes, Exec. V.P. and Chief Lending Officer	34,968(13)	0.65%
Anthony J. Feraro, Director, President and Chief Executive Officer	74,856(14)	1.38%
James A. Hughes, Director, Exec. V.P. and Chief Financial Officer	27,999(15)	0.52%
John J. Kauchak, 1st Exec. V.P. and Chief Operating Officer	25,845(16)	0.48%
Directors and Executive Officers of the Company as a Group (14 persons)	2,338,043(17)	40.39%
5% Shareholders:
Robert Van Volkenburgh, former Chairman P.O Box 5301 Clinton, NJ 08809	399,122(18)	7.4%

*
Post 5% stock dividend paid on March 12, 2003.

(1)
Unless otherwise indicated, the address of each person is c/o Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey 08809.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder's name. The percentage of beneficial ownership indicated in this table is based on 5,393,441 shares of Common Stock outstanding as of March 15, 2003.

(3)
Includes 9,400 shares held jointly with his spouse for which Mr. Ali has shared investment power and shared dispositive power and 5,250 shares issuable upon the exercise of options.

(4)
Includes 15,548 shares owned jointly with his spouse for which Dr. Brody has shared investment and shared dispositive power, 45,885 shares owned by Financial Planning Analysts, a financial planning firm of which Dr. Brody is the sole Proprietor, and 5,250 shares issuable upon the exercise of options. Also, includes 311,596 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no investment power and shared dispositive power.

(5)
Includes 10,290 shares held by Ms. Butler's spouse in his own name and 15,750 shares issuable upon the exercise of options. Ms. Butler disclaims beneficial ownership of the shares held by her spouse in his own name.

(6)
Includes 36,750 shares issuable upon the exercise of options, 2,363 shares owned by Mr. Dallas' spouse in her own name, and 7,080 shares held by each of Mr. Dallas' two minor children. Also, includes 30,099 shares held by Trenton Liberty Ins. Co., a captive insurance company in Burlington, VT ("Trenton Liberty"), and 567,387 shares held by Dallas Financial Holdings, LLC, a financial holding company ("Dallas Financial"). Mr. Dallas is a Director of Trenton Liberty and a Principal of Dallas Financial. Mr. Dallas has shared investment power and shared dispositive power for the shares held by Trenton Liberty and Dallas Financial. The shares held by Trenton Liberty and Dallas Financial are also disclosed herein as beneficially owned by Mr. Robert H. Dallas II, the brother of David D. Dallas. Mr. Dallas disclaims beneficial ownership of the shares held by his spouse in her own name.

(7)
Includes 7,049 shares held by Mr. Dallas' son and 36,750 shares issuable upon the exercise of options. Also, includes 30,099 shares held by Trenton Liberty and 567,387 shares held by Dallas Financial for which Mr. Dallas has shared investment power and shared dispositive power. Mr. Dallas is a Director of Trenton Liberty and a Principal of Dallas Financial. The shares held by Trenton Liberty and Dallas Financial are also disclosed herein as beneficially owned by David D. Dallas, the brother of Robert H. Dallas, II.

(8)
Includes 165,491 shares owned jointly with Mr. DeTommaso's spouse for which Mr. DeTommaso has shared investment power and shared dispositive power and 36,750 shares issuable upon the exercise of options.

(9)
Includes 22,680 shares owned jointly with his spouse for which Mr. Loring has shared investment power and shared dispositive power, 36,750 shares issuable upon the exercise of options, 13,543 shares held by Mr. Loring's spouse in her name, and 12,650 shares held by The Loring Partnership, a partnership of which Mr. Loring is general partner. Mr. Loring disclaims beneficial ownership of the shares held by his spouse in her own name.

(10)
Includes 158,755 held jointly with his spouse for which Mr. Stothoff has shared investment power and shared dispositive power, 36,750 shares issuable upon the exercise of options, and 8,627 shares held by Mr. Stothoff's spouse in her own name. Mr. Stothoff disclaims beneficial ownership of the shares held by his spouse in her own name.

(11)
Includes 31,317 shares held by Mr. Tucker's spouse in her own name and 36,750 shares issuable upon the exercise of options. Mr. Tucker disclaims beneficial ownership of the shares held by his spouse in her own name.

(12)
Includes 24,500 shares issuable upon the exercise of options.

(13)
Includes 5,879 shares owned jointly with Mr. Downes' spouse for which Mr. Downes has shared investment and shared dispositive power, 1,327 shares in Mr. Downes' IRA account, 3,007 shares in Mr. Downes' 401(k) Plan account, 186 shares owned by Mr. Downes' spouse in her own name, and 24,500 shares issuable upon the exercise of options. Mr. Downes disclaims beneficial ownership of the shares held by his spouse in her own name.

(14)
Includes 38,501 shares issuable upon the exercise of options and 9,930 shares held by Mr. Feraro's spouse in her own name. Mr. Feraro disclaims beneficial ownership of the shares held by his spouse in her own name.

(15)
Includes 21,699 shares issuable upon the exercise of options.

(16)
Includes 25,600 shares issuable upon the exercise of options.

(17)
Includes 380,450 shares issuable upon the exercise of options.

(18)
Based solely on information provided by Mr. Van Volkenburgh to his counsel and forwarded by such counsel to the Company. Mr. Van Volkenburgh disclaims beneficial ownership of 28,522 shares owned by his wife.

EXECUTIVE COMPENSATION

Board of Directors Interlocks and Insider Participation

        During 2002, the entire Board of Directors of the Company and the Bank performed the equivalent functions of a compensation committee with regard to executive compensation. None of the members of the Board of Directors except Anthony J. Feraro and James A. Hughes are or at any time have been an employee of the Company or the Bank. Directors David D. Dallas and Robert H. Dallas II are members of partnerships from which the Company leases its Clinton, New Jersey headquarters and its Scotch Plains, New Jersey office. Under the leases for these facilities, such partnerships received rental payments of $481,385 (or $593,588, including common area maintenance fees for the Company's Clinton, New Jersey headquarters) in 2002.

Board of Directors Report on Executive Compensation

        The Board of Directors is responsible for establishing the compensation levels and benefits for executive officers of the Company and the Bank. The Board of Directors has the following goals for compensation programs affecting the executive officers of the Company and the Bank:

  •
  to align the interests of executive officers with the long-term interests of shareholders through awards that can result in ownership of Common Stock;

  •
  to retain the executive officers who the Board of Directors believes will increase the Company's level of performance and to allow the Company to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry; and

  •
  to maintain "fixed" compensation at competitive amounts for the industry and the geographic area of the Company.

        Anthony J. Feraro is the Company's President and Chief Executive Officer and was also the President and Chief Executive Officer of the Bank during 2002. In determining Mr. Feraro's compensation for 2002, the Board of Directors took into account the positive steps the Company had made in returning toward profitability. The strides that the Company took during 2002 can be seen by the Company's ultimate return to profitability and the removal of certain regulatory orders in early 2002. The Board of Directors also took into account Mr. Feraro's performance in repositioning the

Company's funding mix, improving the Company's net interest margin, decreasing the Company's cost of funds and increasing the Company's loan portfolio.

        For 2003, the Board of Directors will review Mr. Feraro's total compensation package in light of the Company's continued efforts to increase its profitability, augment its capital and increase its base of earning assets.

Frank Ali
Mark S. Brody
Donna S. Butler
David D. Dallas, Chairman
Robert H. Dallas, II
Peter P. DeTommaso
Anthony J. Feraro
James A. Hughes
Charles S. Loring
Samuel Stothoff
Allen Tucker

PERFORMANCE GRAPH

        Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against (1) the cumulative total return on the NASDAQ Index for banks with under $500 million in assets and (2) the NASDAQ Composite Index for the period commencing December 31, 1997 and ending on December 31, 2002.

	Fiscal Year Ending
	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
Unity Bancorp, Inc.	$100.00	$91.90	$52.05	$18.35	$56.38	$71.48
NASDAQ Bank Index (<$500 million Assets)	$100.00	$89.84	$84.70	$99.27	$111.71	$119.50
NASDAQ Composite Index	$100.00	$140.10	$260.51	$158.57	$125.59	$86.40

Summary Compensation Table

        The following table sets forth summary information concerning the annual compensation for the last three fiscal years of the Chief Executive Officer of the Company and each of the executive officers of the Company or the Bank whose individual remuneration exceeded $100,000 for the last fiscal year.

	Annual Compensation				Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)(1)	Securities Underlying Options/ SARs(#)
Anthony J. Feraro, President & Chief Executive Officer (2)(3)	2002 2001 2000	292,760 266,846 250,000	85,000 25,000 125,000	9,953 8,150 38,864	26,750 63,000 —
James A. Hughes, Executive VP and Chief Financial Officer (4)	2002 2001 2000	135,401 126,731 7,211	12,500 — —	— 2,692 —	20,475 31,500 10,500
Michael T. Bono, Executive VP and Chief Retail Officer (5)	2002 2001 2000	121,022 108,096 77,816	30,500 — —	22,603 33,726 16,857	22,759 42,000 —
Michael F. Downes, Executive VP and Chief Lending Officer (6)	2002 2001 2000	143,275 117,231 94,501	12,500 — —	500 38,649 71,662	20,659 42,000 —
John J. Kauchak 1st Exec. VP, Assist. to President and COO (7)	2002 2001 2000	101,880 93,061 65,739	10,000 — —	250 — —	23,809 42,000 —

1.
Other annual compensation includes insurance premiums and the personal use of automobiles and commissions paid on loan originations.

2.
Mr. Feraro was hired as the Company's Chief Operating Officer and Executive Vice President in November 1999 at an initial annual salary of $250,000. Mr. Feraro was subsequently appointed President and CEO of the Company.

3.
Amounts listed in the "Other Annual Compensation" column include $6,240 in automobile allowance and $3,713 for mileage for the fiscal year ended December 31, 2002, and $20,923 in commissions for the fiscal year ended December 31, 2000.

4.
Mr. Hughes was hired as the Company's Chief Financial Officer and Executive Vice President in December 2000 at an initial annual salary of $125,000. Mr. Hughes was subsequently appointed Corporate Secretary and Director of the Company.

5.
Amounts listed in the "Other Annual Compensation" column include $1,816 in mileage, $19,497 in loan commissions and $750 in referral fees for the fiscal year ended December 31, 2002 and, in addition to automobile allowances, the amounts listed include $25,926 in loan commissions for the fiscal year ended December 31, 2001 and $12,547 in loan commissions for the fiscal year ended December 31, 2000.

6.
Amounts listed in the "Other Annual Compensation" column include $500 in referral fees for the fiscal year ended December 31, 2002 and, in addition to automobile allowances, the amounts listed include $21,809 in loan commissions for the fiscal year ended December 31, 2001, and $43,206 in loan commissions for the fiscal year ended December 31, 2000.

7.
Amounts listed in the "Other Annual Compensation" column include $250 in referral fees for the fiscal year ended December 31, 2002.

Employment and Change in Control Agreements

        The Company and Mr. Feraro entered into an employment agreement in February 2002 pursuant to which Mr. Feraro will serve as President of the Company and the Bank. The agreement has an initial term of three years that will be extended on a day-to-day basis until either the Company or Mr. Feraro provides written notice of their intention to terminate the agreement. The agreement provides for an initial base salary of $305,000 for fiscal 2002, to be reviewed and, if appropriate, adjusted each year by the Board. In addition, Mr. Feraro may be entitled to receive a bonus under his agreement, based upon the attainment of performance criteria set annually by Mr. Feraro and the Board of Directors. If Mr. Feraro is terminated for "cause" as defined in the agreement, the Company will not be obligated to provide Mr. Feraro with any further benefits. If Mr. Feraro is terminated "without cause", he is entitled to receive a payment equal to twice his then current base salary payable in a lump sum and the Company is obligated to maintain Mr. Feraro's insurance benefits for 12 months following the date of his termination. In the event there is a "change in control" of the Company as defined under the agreement and Mr. Feraro and the Company's successor negotiate a mutually acceptable replacement employment agreement, Mr. Feraro will be entitled to a bonus payment equal to one and one-half times his then current base salary. However, in the event there is a change in control of the Company and Mr. Feraro and the Company's successor do not enter into a mutually acceptable replacement agreement and either Mr. Feraro is terminated or voluntarily resigns his employment, he is entitled to receive a lump sum payment equal to three times his then current base salary, subject to reduction in the event the payment will trigger the excise tax provisions of Section 280G of the Internal Revenue Code of 1986.

        The Company also entered into a Retention Agreement with Mr. Hughes in February 2002. Under this agreement, Mr. Hughes may be terminated at any time for "cause" as defined in the agreement. However, in the event Mr. Hughes is terminated "without cause" or in the event he resigns for "good cause" (each as defined under the agreement), he is entitled to receive a severance payment equal to nine months of his then current base salary. Resignation for good cause under his agreement includes resignation in the event: his duties, responsibilities, title or employment status are materially reduced; his total annual compensation is reduced below $140,000 regardless of the Company's performance; his total compensation is reduced below $175,000 if the Company is achieving at least 80% of its budgeted earnings; or the Company terminates the agreement. In addition, upon a "change in control" of the Company, as defined under the agreement, regardless of whether Mr. Hughes' employment is continued, he will be entitled to receive a bonus payment equal to nine months of his then current base salary and the Company, or its successor, will be required to maintain his insurance coverage in place for a nine month period following the date of the change in control.

        The Company also entered into change in control agreements with Messrs. Bono and Kauchak in February 2002 and Mr. Downes in March 2002. In the event of a "change in control" of the Company, as defined under each of the agreements, each of Messrs. Bono, Downes and Kauchak will be entitled to receive a bonus payment. The amount of such payment is dependent upon whether the employment of Messrs. Bono, Downes or Kauchak is terminated in connection with the change in control, or is continued for at least twelve months after the change in control. In the event of a termination within twelve months of a change in control, Messrs. Bono and Downes, respectively, will be entitled to a payment equal to 18 months of his then current base salary and Mr. Kauchak will be entitled to a payment equal to three months of his then current base salary. In the event that Messrs. Bono or Downes are employed by the Company's successor for at least 12 months following a change in control, each is entitled to receive a payment equal to nine months of his then current base salary. Mr. Kauchak will receive a payment equal to six months of his then current base salary if he is employed by the Company's successor for 12 months following a change in control. Under their agreements, each of Messrs. Bono, Downes and Kauchak have agreed that they will not compete with the Company for a period of six months after their termination by the Company in connection with a change in control.

Stock Benefit Plans for Employees

        The Company has several stock option plans that allow the Board of Directors to grant stock options to the Company's officers, employees and directors. The exercise price of options is determined by the Board, but may not be less than 85% of the fair market value of the Common Stock on the date of grant. Options typically vest over a period of time determined by the Board and may not be exercised more than ten years after the date of grant.

        The Company also has two stock bonus plans under which officers, employees and directors may receive awards of Common Stock.

401(k) Plan

        The Bank has a 401(k) savings plan covering substantially all employees. Under this plan, an employee can contribute up to 20% of his or her salary on a tax deferred basis. The Bank may also make discretionary contributions to the plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information related to the grant of options by the Company during the fiscal year ended December 31, 2002 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Grant Date Value ($)(1)
Anthony J. Feraro	26,750	13.9%	$6.44	10/17/12	$79,500
James A. Hughes	20,475	10.7%	$6.44	10/17/12	$62,010
Michael T. Bono	22,759	11.8%	$6.44	10/17/12	$68,926
Michael F. Downes	20,659	10.7%	$6.44	10/17/12	$62,567
John J. Kauchak	23,809	12.4%	$6.44	10/17/12	$72,107
Total	114,452	59.5%

(1)
The present value has been estimated using the Black-Scholes option-pricing model using the following assumptions: dividend yield of 0.0%, expected volatility of 37% and a risk-free interest rate of 2.00%.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION/SAR VALUES

        The following table sets forth information concerning the value of unexercised options held as of December 31, 2002 by the executive officers of the Company named in the Summary Compensation table. No options were exercised by named executive officers of the Company in 2002.

	Number of Securities Underlying Unexercised Options at December 31, 2002 (#)		Value of Unexercised In-the-Money Options at December 31, 2002($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony J. Feraro	38,501	50,749	$90,300	$217,600
James A. Hughes	21,692	40,776	$96,617	$89,983
Michael T. Bono	24,500	53,647	$59,499	$151,080
Michael F. Downes	24,500	53,647	$59,499	$148,120
John J. Kauchak	24,500	46,034	$59,499	$152,560

(1)
Based upon a price of $7.85, the closing price of the Common Stock on the NASDAQ National Market on December 31, 2002.

Certain Transactions with Management

        The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of the Bank's business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

        The Company leases its Clinton, New Jersey headquarters and its Scotch Plains, New Jersey office from partnerships in which Messrs. D. Dallas and R. Dallas are partners. Under the leases for these facilities, such partnerships received aggregate rental payments of $593,588 in 2002. The Company believes that these rent payments reflect market rents and that the leases reflect terms that are comparable to those which could have been obtained in a lease with an unaffiliated third party. The annual base rent under each of these leases will increase by the higher of the Urban Consumer Price Index or 3% annually.

INDEPENDENT AUDITORS

        The Company's independent auditor for the fiscal year ended December 31, 2002 was KPMG LLP. The Company's Board of Directors has appointed KPMG LLP to continue as independent auditor for the Bank and the Company for the year ending December 31, 2003. KPMG LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

        The Company was billed the aggregate amount of $110,000 for fiscal year ended December 31, 2002 for professional services rendered by KPMG LLP for its audit of the Company's Financial Statements for 2002 and review of the financial statements included in the Company's Forms 10-Q during 2002. Other than as disclosed below, the Company did not retain KPMG LLP to provide non-audit services during 2002.

Financial Information System Design and Implemental Fees:

        None.

All Other Fees

        In addition to the fees set forth above under Audit Fees, the Company was billed $4,950 for tax services for the fiscal year ended December 31, 2002 and $31,536 for the implementation of cash management software. The Company was also billed $2,000 by KPMG LLP for professional services related to Securities and Exchange Act filings of the Company. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG LLP.

OTHER MATTERS

        The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

        To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC), "Board of Directors Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (who are referred to as "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of such forms received or written representations from Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2002, all the Reporting Persons complied with all applicable filing requirements, except as follows:

  •
  In October 2002, each non-employee director was granted an option to purchase 5,250 shares of Common Stock (adjusted for the 5% March 12, 2003 stock dividend) and the Company's executive officers were granted options to purchase the following number of shares of Common Stock (adjusted for the 5% March 12, 2003 stock dividend): Mr. Bono- 22,758; Mr. Downes- 20,658; Mr. Feraro- 26,250; Mr. Hughes- 20,475; and Mr. Kauchak- 23,809. The Forms 4 for these option grants were not filed in a timely manner.

  •
  Based on the Schedule 13G/A filed by Robert Van Volkenburgh on February 15, 2002, Mr. Van Volkenburgh beneficially owned an aggregate of 536,356 shares of the Company's Common Stock as of that date. Based on information provided by Mr. Van Volkenburgh to his counsel and forwarded by such counsel to the Company, Mr. Van Volkenburgh beneficially owned

    399,122 shares of Common Stock as of March 18, 2003. The Company did not receive any reports regarding this change in Mr. Van Volkenburgh's beneficial ownership.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2004 ANNUAL MEETING

        Any shareholder, who intends to present a proposal at the 2004 Annual Meeting of Shareholders, must ensure that the proposal is received by the Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey 08809, no later than December 14, 2003, if the proposal is submitted for inclusion in the Company's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

ANNUAL REPORT ON FORM 10-K

        The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to Company's secretary at (908) 730-7300.

REVOCABLE PROXY
UNITY BANCORP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
Annual Meeting of Shareholders May 15, 2003		For All Nominees	With- hold	For All Except
		☐	☐	☐
The undersigned hereby appoints Anthony J. Feraro and James A. Hughes, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at	1.	The election of the nominees listed below to serve on the Board of Directors of the Company for the terms set forth in the Company's proxy statement.
the Stanton Ridge Golf and Country Club,
25 Clubhouse Drive, Whitehouse Station, New Jersey,		Charles S. Loring, Frank Ali and Dr. Mark S. Brody
on Thursday, May 15, 2003 at 6:00 P.M., and at any
adjournment thereof. The undersigned hereby revokes any and all prior proxies given with respect to such meeting.		INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

	2.	In their discretion, such other business as may properly come before the meeting or any adjournment thereof.
This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted "FOR" the nominees listed above.
This Proxy is solicited by the Board of Directors of the Company.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign.
Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above		Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

UNITY BANCORP, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

REVOCABLE PROXY
UNITY BANCORP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
Annual Meeting of Shareholders May 15, 2003			For	With- hold	For All Except
			☐	☐	☐
The undersigned hereby appoints Anthony J. Feraro and James A. Hughes, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Stanton Ridge Golf and Country Club, 25 Clubhouse Drive, Whitehouse Station,	4 0 1 K	1.	The election of the nominees listed below to serve on the Board of Directors of the Company for the terms set forth in the Company's proxy statement.
New Jersey, on Thursday, May 15, 2003 at 6:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any			Charles S. Loring, Frank Ali and Dr. Mark S. Brody
and all prior proxies given with respect to such meeting.			INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

		2.	In their discretion, such other business as may properly come before the meeting or any adjournment thereof.
This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted "FOR" the nominees listed above.
This Proxy is solicited by the Board of Directors of the Company.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign.
Please be sure to sign and date this Proxy in the box below.
Date

Stockholder sign above			Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

UNITY BANCORP, INC.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

QuickLinks

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
UNITY BANCORP, INC. 64 Old Highway 22 Clinton, New Jersey 08809
UNITY BANCORP, INC. 64 Old Highway 22 Clinton, New Jersey 08809
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2003
PROXIES AND VOTING PROCEDURES
PROPOSAL 1 ELECTION OF DIRECTORS
Table I—Nominees for 2003 Annual Meeting
Table II—Directors of the Company Whose Terms Continue Beyond this Annual Meeting
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
INDEPENDENT AUDITORS
OTHER MATTERS
INCORPORATION BY REFERENCE
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-K
REVOCABLE PROXY UNITY BANCORP, INC.
REVOCABLE PROXY UNITY BANCORP, INC.